U.S. SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C. 20549

                             FORM 8-KSB

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                         June 15, 1998
                       (Date of Report)


                          Midland, Inc.
        (Exact Name of Registrant as specified in its charter)


                           Colorado
             (State or other jurisdiction of incorporation)


           0 20697                    Applied For
  (Commission File Number)  (IRS Employer Identification Number)


       1999 Broadway, Ste. 3235, Denver, Colorado 80202
(Address of principal executive offices including zip code)


                         (303) 292 2992
        (Registrant's telephone number including area code)


            15303 Dallas Parkway, Ste. 200, Dallas, TX
  (Former name or former address, if changed since last report)


Item 1. Change in Control of Registrant:  See Item 2, below.

Item 2. Acquisition or Disposition of Assets:

On June 15, 1998, Registrant, Midland, Inc., rescinded its acquisition of ArconEnergy, Inc., a Wyoming corporation, due to the fraud perpetrated by a former officer and director of Registrant and Arcon, Mr. Daniel W. Fisher, in obtaining the execution and delivery of a purchase agreement on January 22, 1998, whereby Arcon was agreed to be acquired as a wholly owned subsidiary of Registrant. In accordance with the recision, all shares of Arcon held by Registrant were returned to the former shareholders of Arcon and Midland is entitled to obtain the return of all shares issued by Registrant to the Arcon shareholders in the acquisition of January 22, 1998. Mr. John H. Spriggs, a former officer and director of Registrant, as discussed in the immediately following paragraph, has returned all 46,831 shares of Series B Preferred Stock held by him. The rescision will be pursued in court in the United State and the Bahamas, the new residence of Mr. Fisher. Registrant will pursue Mr. Fisher for the return of all shares of Series B Preferred Stock issued to him and/or his affiliates in the proposed acquisition of Arcon, as well as all 180,000 shares of Series A Preferred Stock which he issued to himself and/or his affiliates subsequent to January 22, 1998, and the proceeds, if any, which have resulted from the sale of these shares. Registrant has already placed stop transfers on Mr. Fisher's stock with its transfer agent. Further, Registrant will pursue Mr. Fisher for the return of all funds appropriated from Registrant during his tenure as a fiduciary of Registrant.

The recission was based on the: (1) failure of Arcon to deliver the agreed on financial statements required pursuant to applicable securities regulations, (2) misrepresentations of Arcon and Mr. Fisher as to the ownership of the patents which it claimed to own; (3) misrepresentations of Arcon and Mr. Fisher as to the value of these patents under Generally Accepted Accounting Principles; (4) misrepresentations of Arcon and Mr. Fisher as to the outstanding liabilities of Arcon; (5) misrepresentations of Arcon and Mr. Fisher concerning the capital structure of Arcon;
(6) misrepresentations of Arcon and Mr. Fisher as to the outstanding liabilities of Arcon; and (7) various other misrepresentations of Arcon and Mr. Fisher. Registrant learned of these misrepresentations on Friday, June 12, 1998, and acted on them on Monday, June 15, 1998. Mr. Fisher was given notice of and an opportunity to defend these matters at a properly called board meeting held in Dallas, Texas, and was allowed to attend by telephone and be represented by legal counsel. A majority of the directors of Registrant were present at the meeting and a quorum was established. Mr. Fisher notified the board of his intention of being present at this meeting; however, he failed to appear, as did his attorney.

Immediately following the recission, two of the remaining three members of the board of directors of Registrant (Board of Directors) resigned, those being Messrs. John H. Spriggs and James R. Clark. The Board of Directors now consists of Mr. R. Wayne Duke and Mr. Mark S. Pierce, the latter of whom was appointed to serve as CEO, President and Treasurer of Registrant.

Item 3. Bankruptcy or Receivership:  Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant:  Not
Applicable.

Item 5. Other Events:  None.

Item 6. Resignation of Registrant's Directors:  Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits:  Not Applicable.
                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDLAND, INC.
(Registrant)

By: /s/ Mark S. Pierce
    Mark S. Pierce,
    Chief Executive Officer


DATE: June 17, 1998